Exhibit 99.1


For Immediate Release                       For more information contact:
Tuesday, February 10, 2004                  Frank T. Kane, Vice President & CFO



                           Chromcraft Revington, Inc.
                     Reports 2003 and Fourth Quarter Results


     Delphi, Indiana, February 10, 2004 - Chromcraft Revington, Inc. (NYSE:CRC) today reported net earnings for the fourth quarter of 2003 of $1,689,000, or $.41 per share on a diluted basis, as compared to $3,012,000, or $.72 per share on a diluted basis, for the prior year period. Sales for the quarter decreased 6.8% to $45,680,000 from $49,036,000 in the fourth quarter of 2002. Fourth quarter earnings per share were higher as compared to the Company's previous guidance of $.20 to $.30 per share.

     For the year ended December 31, 2003 net earnings were $8,088,000, or $1.94 per share on a diluted basis, as compared to earnings before an accounting change of $10,738,000, or $2.04 per share on a diluted basis, for the prior year period. Sales for 2003 were $184,228,000, a 14.0% decrease from 2002 sales of $214,186,000. Net earnings for 2003 included three previously reported non-recurring items: a $950,000 pre-tax inventory write down for slow moving bedroom furniture, a $3,650,000 pre-tax non-cash gain from the resolution of a claim that existed as part of the Company's earlier acquisition of a subsidiary and $515,000 of additional income tax expense for a change in estimate of the tax basis of certain acquired assets. The net effect of these items added $.28 to earnings per share on a diluted basis for 2003.

     The number of weighted average shares outstanding used in the calculation of diluted earnings per share was 4,173,000 for 2003 compared to 5,273,000 for 2002. The lower number of shares outstanding in 2003 was primarily due to the purchase of 5,695,418 shares of Company common stock by Chromcraft Revington and its employee stock ownership plan that was completed on March 15, 2002.

     Commenting on fourth quarter results, Michael E. Thomas, Chairman, President and Chief Executive Officer, said that the sales decrease from last year was due to lower shipments of residential furniture, particularly in bedroom furniture, primarily as a result of foreign import competition. Thomas added that commercial furniture shipments were slightly higher as compared to the fourth quarter of 2002. Thomas pointed out that a reduced production level in the fourth quarter, which impacted fixed cost absorption and manufacturing efficiencies, had a negative impact on operating income as compared to the same period in 2002. Thomas added that excess cash flow from operations, primarily due to working capital management, was used to pay down $11,200,000 of bank indebtedness in the fourth quarter of 2003.

     Chromcraft Revington designs, manufactures and sells residential and commercial furniture throughout the United States under the "Chromcraft," "Peters-Revington," "Silver Furniture," "Cochrane Furniture" and "Sumter Cabinet" brand names. The Company's strategy is to operate as a low-cost, high quality manufacturer of residential and commercial furniture. The Company has increased imports of low-cost labor intensive furniture components from the Pacific Rim to supplement the Company's furniture manufacturing. Using this blended approach of domestic manufacturing and selective importing, the Company is better able to control the quality of furniture and service to its customers.


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

        Condensed Consolidated Statements of Earnings (Loss) (unaudited)
                      (In thousands, except per share data)

                                            Three Months Ended           Year Ended
                                               December 31,             December 31,
                                             2003        2002        2003         2002
                                           ---------   ---------   ---------    ---------
Sales                                      $  45,680   $  49,036   $ 184,228    $ 214,186
                                           ---------   ---------   ---------    ---------
Gross margin                                   9,238      12,877      38,636       49,441
Selling, general and
   administrative expenses                     6,270       7,455      27,263       30,364
Other                                             --          --      (3,650)(a)       --
                                           ---------   ---------   ---------    ---------
Operating income                               2,968       5,422      15,023       19,077
Interest expense                                 243         564       1,147        1,758
                                           ---------   ---------   ---------    ---------
Earnings before income taxes
   and accounting change                       2,725       4,858      13,876       17,319
Income tax expense                             1,036       1,846       5,788        6,581
                                           ---------   ---------   ---------    ---------
Earnings before accounting change              1,689       3,012       8,088       10,738
Cumulative effect of an accounting
   change (net of tax benefit of $1,453)          --          --          --      (26,727)
                                           ---------   ---------   ---------    ---------
Net earnings (loss)                        $   1,689   $   3,012   $   8,088    $ (15,989)
                                           =========   =========   =========    =========

Net earnings per share of common stock
   before an accounting change
       Basic                               $     .41   $     .74   $    1.97    $    2.08
       Diluted                             $     .41   $     .72   $    1.94    $    2.04
Net earnings (loss) per share of common
   stock after an accounting change
      Basic                                $     .41   $     .74   $    1.97    $   (3.09)
      Diluted                              $     .41   $     .72   $    1.94    $   (3.09)
Shares used in computing earnings
    per share
      Basic                                    4,078       4,076       4,109        5,168
      Diluted                                  4,125       4,173       4,173        5,273

(a) Resolution of a claim that existed as part of the Company's earlier acquisition of a subsidiary.

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                Condensed Consolidated Balance Sheets (unaudited)
                                 (In thousands)

                                                      December 31,
                                                     2003       2002
                                                   --------   --------

Accounts receivable                                $ 17,768   $ 18,542
Inventories                                          30,868     39,812
Other assets                                          1,362      1,040
                                                   --------   --------

      Current assets                                 49,998     59,394

Property, plant and equipment, net                   35,166     38,705
Other long-term assets                                  736      2,366
                                                   --------   --------

      Total assets                                 $ 85,900   $100,465
                                                   ========   ========

Current portion of bank debt                       $  5,000   $  5,000
Accounts payable                                      4,642      5,642
Accrued liabilities                                  10,312     14,611
                                                   --------   --------

      Current liabilities                            19,954     25,253

Bank debt                                             7,050     23,050
Other long-term liabilities                           5,098      6,392
                                                   --------   --------

      Total liabilities                              32,102     54,695

Stockholders' equity                                 53,798     45,770
                                                   --------   --------

      Total liabilities and stockholders' equity   $ 85,900   $100,465
                                                   ========   ========


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

           Condensed Consolidated Statements of Cash Flows (unaudited)
                                 (In thousands)

                                                                      Year Ended
                                                                      December 31,
                                                                    2003        2002
                                                                  --------    --------
Operating Activities
   Net earnings (loss)                                            $  8,088    $(15,989)
      Adjustments to reconcile net earnings (loss) to
         net cash provided by operating activities
           Depreciation and amortization                             4,188       4,718
           Loss on disposal of equipment                                 3          97
           Deferred income taxes                                     1,084         267
           Non-cash gain on the resolution of a claim               (3,650)         --
           Non-cash goodwill impairment loss                            --      26,727
           Non-cash ESOP expenses                                      837         722
           Stock option compensation expense                           198         156
           Changes in assets and liabilities
               Accounts receivable                                     774       2,483
               Inventories                                           8,944       3,783
               Accounts payable and accrued liabilities             (2,830)      1,973
               Other                                                   234          82
                                                                  --------    --------

   Cash provided by operating activities                            17,870      25,019
                                                                  --------    --------

Investing Activities
   Capital expenditures                                               (674)     (1,538)
   Proceeds on disposal of property, plant and equipment                22         125
                                                                  --------    --------

   Cash used in investing activities                                  (652)     (1,413)
                                                                  --------    --------

Financing Activities
   Net borrowing (repayment) under a bank revolving credit line     (4,000)      6,800
   Principal payments on bank term loan                            (12,000)     (3,750)
   Proceeds from a bank term loan                                       --      25,000
   Stock repurchases and related costs                              (2,226)    (40,529)
   Purchase of common stock by ESOP                                     --     (20,000)
   Proceeds from exercise of stock options                           1,008         666
                                                                  --------    --------

   Cash used in financing activities                               (17,218)    (31,813)
                                                                  --------    --------

Decrease in cash and cash equivalents                                   --      (8,207)

Cash and cash equivalents at beginning of period                        --       8,207
                                                                  --------    --------

Cash and cash equivalents at end of period                        $     --    $     --
                                                                  ========    ========